OCONEE FINANCIAL CORPORATION
                             CODE OF ETHICAL CONDUCT

         The Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial officer) and Controller (principal accounting officer) of Oconee Financial Corporation (the "Company") must:

     o Act honestly and ethically, avoiding actual or apparent conflicts of interest in personal and professional relationships.

     o Promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the "SEC") and in other public communications made by the Company.

     o Comply with applicable laws, rules, and regulations of federal, state, and local governments and other appropriate private and public regulatory agencies.

     o Act in good faith and responsibly, with due care, competence, and diligence, without misrepresenting material facts.

     o Respect the confidentiality of information acquired in the course of employment.

     o Share knowledge and maintain skills necessary and relevant to the Company's needs.

     o    Proactively promote ethical and honest behavior within the workplace.

     o Assure responsible use of and control of all assets, resources, and information of the Company.

     o Promptly report to a member of the Company's Audit Committee any violations of this Code.

         Those who violate the Code, or who fail to cooperate fully with any inquiries or investigations regarding possible violations of the Code, will be subject to disciplinary action, including possible termination.

         The Board of Directors shall have the sole and absolute discretionary authority to approve any changes to or waiver from this Code. Any change or waiver, including the grounds for such waiver, shall be promptly disclosed through a filing with the SEC on Form 8-K or the Company's internet website; provided, however, disclosure may only be made on the Company's internet website in lieu of a report on Form 8-K if the Company has disclosed in its most recent Form 10-KSB that it would disclose such events on the Company's internet website and provided the website address.




                                                       Adopted December 17, 2003
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                          OCONEE FINANCIAL CORPORATION
                        CERTIFICATION TO COMPLY WITH THE
                             CODE OF ETHICAL CONDUCT

         In my role as __________________ of Oconee Financial Corporation (the "Company"), I certify to you, the Board of Directors, that I will adhere to and advocate the Code of Ethical Conduct.



Date:                                       By:
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                                            Name:
                                                 ------------------------------

                                            Title:
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